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                                                                    Exhibit 21.1

                          GALILEO INTERNATIONAL, INC.
                           Schedule of Subsidiaries


Name of Subsidiary                                    Country
------------------                                    -------

Galileo International, L.L.C.                         United States

Apollo Travel Services Partnership                    United States

The Galileo Company                                   United Kingdom

Galileo International Limited                         United Kingdom

Galileo Belgium SA/NV                                 Belgium

Galileo France SARL                                   France

Galileo Deutschland GmbH                              Germany

Galileo International B.V.                            The Netherlands

Galileo Nederland B.V.                                The Netherlands

Galileo Portugal Limited                              Portugal

Galileo Espana SA                                     Spain

Galileo Technologies, Inc.                            United States

Galileo Switzerland                                   Switzerland

Galileo Asia Limited                                  Hong Kong

Galileo Brasil Limited                                Brazil

Galileo do Brasil & CIA                               Brazil

Galileo Latin America, L.L.C.                         United States

Galileo Venezuela C.A.                                Venezuela

Apollo Communication Services, L.L.C.                 United States

CCRM L.L.C.                                           United States

Apollo Travel Services Mexico, S. de R.L. de C.V.     Mexico

ATS Sub I, Inc.                                       United States

ATS Sub II, Inc.                                      United States